Exhibit 99

FOR RELEASE 6:00 AM EDT, FRIDAY, JULY 21, 2006

Contact:	Robert S. Tissue, Sr. Vice President & CFO
Telephone:	(304) 530-0552
Email:	rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2006 EARNINGS

MOOREFIELD, W.Va.--(BUSINESS WIRE)--July 21, 2006--Summit Financial Group, Inc. (NASDAQ: SMMF) today reported second quarter 2006 net income of $2.6 million, a decline of 15.5 percent from the $3.1 million reported for the second quarter of 2005. Diluted earnings per share were $0.37 compared with $0.43 for the prior-year quarter, down 14.0 percent. For the second quarter of 2006, the returns on average shareholders' equity and average assets were 13.53 percent and 0.91 percent, respectively, compared with prior-year period ratios of 18.21 percent and 1.34 percent. Results reflect continued strong loan growth from community banking operations, offset by a competitive market for deposits and a significant decline in mortgage originations.

For the six months ended June 30, 2006, Summit reported net income of $5.6 million, an increase of 1.4 percent from the $5.5 million reported for the first six months of 2005. Diluted earnings per share were $0.78 compared with $0.77 for the prior-year period, up 1.3 percent. Returns on average shareholders' equity and average assets for the first half of 2006 were 14.53 percent and 0.98 percent, respectively, compared with 2005 half-year ratios of 16.41 percent and 1.21 percent.

H. Charles Maddy, III, President and Chief Executive Officer, commented, “As we recently announced, a sharp decline in mortgage origination revenue lowered earnings for the second quarter. We have taken steps to realign related expenses, and we believe that mortgage origination volume may improve as the year progresses. We continue to pursue the many high-quality lending opportunities we see in our community banks, where asset quality remains exceptional. It is our intent to capitalize on our community banking strengths for the benefit of our shareholders, while we evaluate our strategic options for mortgage banking.”

SECOND QUARTER 2006 CONSOLIDATED RESULTS

Total revenue for the second quarter of 2006, consisting of net interest income plus non-interest income, was $15.9 million, an increase of 0.4 percent over the $15.8 million reported for the second quarter of 2005. Net interest income for the quarter increased 16.1 percent above the prior-year second quarter, to $8.8 million, reflecting 25.3 percent growth in average earning assets, partially offset by a 29 basis point drop in the net interest margin to 3.32 percent. Compared with the first quarter, the net interest margin declined 7 basis points.

Non-interest income for the second quarter of 2005 was $7.1 million compared with $8.2 million for the prior-year period, a decrease of 14.1 percent, reflecting a 16.4 percent decline in mortgage origination revenue from the Company's mortgage banking unit, Summit Mortgage, which is discussed below. Service fee income increased to $726,000 from $651,000 in last year’s second quarter, an increase of 11.5 percent.

Non-interest expense was well-controlled. For the second quarter of 2006, non-interest expense was $11.6 million, a 6.4 percent increase over the $10.9 million reported for the second quarter of 2005. Mr. Maddy added, “We are working diligently to downsize our expenses base to reflect the decline in revenue this quarter. The 10.0 percent improvement in salaries and benefits is a step in that direction.” The efficiency ratio was 70.69 percent for the second quarter of 2006 compared with 66.98 percent for the prior-year period. (The efficiency ratio for the Company's Community Banking Segment, shown below, is a more accurate indicator of its performance compared with other community banks.)

Asset quality has been consistent and strong throughout a period of high loan growth. Nonperforming assets were $2.0 million or 0.17 percent of assets at June 30, 2006, down from $2.3 million or 0.20 percent of assets for the first quarter of 2006, and $2.2 million or 0.23 percent at June 30, 2005. Net charge-offs for the second quarter of 2006 were $171,000, equivalent to 0.08 percent of average loans on an annualized basis, compared with $62,000 and 0.03 percent of loans for the preceding quarter, and $44,000 or 0.03 percent for the year-ago quarter. At period-end, loan loss reserves were 0.77 percent of loans. Mr. Maddy stated, “We have a strong credit culture at our organization, with decision-making for larger or more complex loans centralized at our headquarters. This helps up to sustain the rigorous lending standards that define our organization’s credit culture.”

Assets at June 30, 2006 were $1.18 billion, an increase of $233.2 million, or 24.6 percent over the last twelve months. Portfolio loans, net of unearned income, were $873.5 million at June 30, 2006, up $208.0 million or 31.3 percent year over year, and $73.6 million or 9.2 percent since year-end 2005. Commercial real estate and construction/development loans accounted for the largest increase, up $30.5 million or 11.4 percent and $40.8 million or 28.9 percent, respectively, since December 31, 2005. Together, these two categories comprised 54.7 percent of the loan portfolio, with residential mortgages accounting for and additional 33.0 percent of the total.

Deposits at June 30, 2006 were $761.6 million, an increase of $196.4 million, or 34.8 percent above prior-year second quarter levels. Mr. Maddy commented, “As reported throughout the industry, the market for low-cost deposits is increasingly competitive, and we are no exception. To the extent possible, we have expanded our deposit-gathering network of banking offices into communities with the strongest demographics in the country, and we’ve developed attractive deposit products to earn their business.” Of the $570.7 million in retail accounts, interest-bearing transaction accounts demonstrated the strongest growth, up $68.7 million or 47.1 percent from year-ago levels. Over the same time frame, brokered deposits increased $113.6 million.

Shareholders' equity at June 30, 2006 was $76.6 million, an increase of 9.6 percent over the last twelve months. Common shares outstanding totaled 7,135,120 at quarter-end.

OPERATING SEGMENT RESULTS

Community Banking Financial Performance

Net income for the second quarter of 2006 increased 18.0 percent over the prior-year period, to $3.0 million. Total revenue increased 17.2 percent to $10.0 million, while non-interest expense increased 17.8 percent to $5.2 million. The Company’s efficiency ratio, excluding mortgage banking, was 54.33 percent for the second quarter of 2006 compared with 54.15 percent for the prior-year second quarter.

Mortgage Banking Financial Performance

For the second quarter of 2006, the net loss from mortgage banking activities was $8,000 compared with net income of $755,000 for the second quarter of 2005, a swing of $763,000. Mortgage banking revenue generated from loan sales were $5.9 million, down 16.4 percent from the $7.1 million reported in the prior-year period, reflecting a 14.9 percent decrease in loan sales to $69.3 million. Revenue per loan sold decreased 0.8 percent, to $4,559 while the average loan size increased 1.1 percent to $53,100.

Loan originations in the second quarter of 2006 were $67.1 million, a decline of 8.0 percent from the linked quarter and 19.7 percent from the prior-year second quarter. Non-interest expense, primarily associated with loan originations, remained stable at $6.0 million, compared to $6.1 million incurred in the prior-year period. Expenses per loan originated increased 27.4 percent in first quarter 2006 compared to first quarter 2005.

Mr. Maddy commented, “Although we cannot be sure, we believe that several factors have contributed to this business segment’s poor performance, including changes in the legal environment within the industry, increased competition in the overall market for the types of mortgage products offered by Summit Mortgage, and the payment of legal expenses arising from legal compliance reviews and litigation defense.”

In addition, Summit Mortgage suspended its direct mailings during the second quarter of 2006, to residents of Indiana, Illinois and Wisconsin, one of its strongest performing markets. Mailings were also briefly suspended in all other states, from late May until early June, 2006. Suspension of these mailings enabled Summit Mortgage to assess several recent federal court decisions concerning the Fair Credit Reporting Act (FCRA), a federal law which prescribes the legal requirements its prescreened offers of credit must meet, and two lawsuits which were filed against the company. Management believes, based on advice from legal counsel, that its mailings fully complied with all applicable legal requirements, including those of the FCRA. Summit Mortgage has also developed a new uniform mailer that it believes complies with the evolving standards in all jurisdictions where it does business. While initial response to the revised mailer was poor, recent indications are that its response rate has improved significantly following further modification.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.2 billion, operates fifteen banking locations through its two wholly-owned community banks: Summit Community Bank, headquartered in Moorefield, West Virginia; and Shenandoah Valley National Bank in Winchester, Virginia. Summit also operates Summit Mortgage, a residential mortgage loan originator located in Chesapeake, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2006 vs Q2 2005

	For the Quarter Ended		Percent
Dollars in thousands, except per share amounts	6/30/2006	6/30/2005	Change

Condensed Statements of Income
Interest income
Loans, including fees	$16,787	$11,205	49.8%
Securities	2,787	2,291	21.6%
Other	13	28	-53.6%
Total interest income	19,587	13,524	44.8%
Interest expense
Deposits	6,408	2,926	119.0%
Borrowings	4,348	2,994	45.2%
Total interest expense	10,756	5,920	81.7%
Net interest income	8,831	7,604	16.1%
Provision for loan losses	480	425	12.9%
Net interest income after provision
for loan losses	8,351	7,179	16.3%
Noninterest income
Insurance commissions	247	235	5.1%
Service fee income	726	651	11.5%
Mortgage origination revenue	5,945	7,113	-16.4%
Securities gains (losses)	-	5	-100.0%
Other income	136	211	-35.5%
Total noninterest income	7,054	8,215	-14.1%
Noninterest expense
Salaries and employee benefits	4,855	5,394	-10.0%
Net occupancy expense	570	463	23.1%
Equipment expense	575	483	19.0%
Professional fees	489	242	102.1%
Postage expense	1,750	1,458	20.0%
Advertising	1,314	1,222	7.5%
Other expenses	2,018	1,613	25.1%
Total noninterest expense	11,571	10,875	6.4%
Income before income taxes	3,834	4,519	-15.2%
Income taxes	1,200	1,403	-14.5%
Net income	$2,634	$3,116	-15.5%

Per Share Data
Basic earnings	$0.37	$0.44	-15.9%
Diluted earnings	$0.37	$0.43	-14.0%
Average shares outstanding
Basic	7,135,107	7,081,044	0.8%
Diluted	7,193,407	7,205,377	-0.2%
Performance Ratios
Return on average equity	13.53%	18.21%	-25.7%
Return on average assets	0.91%	1.34%	-32.1%
Net yield on earning assets - taxable equivalent	3.32%	3.61%	-8.0%
Efficiency ratio consolidated(A)	70.69%	66.98%	5.5%
Efficiency ratio excluding mortgage banking (A)	54.33%	54.15%	0.3%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2006 vs 2005

	For the Six Months Ended		Percent
Dollars in thousands, except per share amounts	6/30/2006	6/30/2005	Change

Condensed Statements of Income
Interest income
Loans, including fees	$32,279	$21,215	52.2%
Securities	5,433	4,549	19.4%
Other	37	53	-30.2%
Total interest income	37,749	25,817	46.2%
Interest expense
Deposits	11,561	5,443	112.4%
Borrowings	8,726	5,615	55.4%
Total interest expense	20,287	11,058	83.5%
Net interest income	17,462	14,759	18.3%
Provision for loan losses	875	755	15.9%
Net interest income after provision
for loan losses	16,587	14,004	18.4%
Noninterest income
Insurance commissions	477	383	24.5%
Service fee income	1,356	1,198	13.2%
Mortgage origination revenue	12,529	12,969	-3.4%
Securities gains (losses)	-	5	-100.0%
Other income	279	327	-14.7%
Total noninterest income	14,641	14,882	-1.6%
Noninterest expense
Salaries and employee benefits	10,013	9,936	0.8%
Net occupancy expense	1,141	892	27.9%
Equipment expense	1,095	976	12.2%
Professional fees	774	469	65.0%
Postage expense	3,541	3,025	17.1%
Advertising	2,653	2,547	4.2%
Other expenses	3,872	3,085	25.5%
Total noninterest expense	23,089	20,930	10.3%
Income before income taxes	8,139	7,956	2.3%
Income taxes	2,534	2,429	4.3%
Net income	$5,605	$5,527	1.4%

Per Share Data
Basic earnings	$0.79	$0.78	1.3%
Diluted earnings	$0.78	$0.77	1.3%
Average shares outstanding
Basic	7,131,611	7,060,529	1.0%
Diluted	7,193,199	7,206,181	-0.2%
Performance Ratios
Return on average equity	14.53%	16.41%	-11.5%
Return on average assets	0.98%	1.21%	-19.0%
Net yield on earning assets - taxable equivalent	3.35%	3.60%	-6.9%
Efficiency ratio consolidated(A)	69.92%	68.51%	2.1%
Efficiency ratio excluding mortgage banking (A)	54.05%	53.55%	0.9%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Condensed Statements of Income
Interest income
Loans, including fees	$16,787	$15,492	$14,260	$12,527	$11,205
Securities	2,787	2,647	2,368	2,283	2,291
Other	13	24	30	27	28
Total interest income	19,587	18,163	16,658	14,837	13,524
Interest expense
Deposits	6,408	5,153	4,450	3,509	2,926
Borrowings	4,348	4,379	3,971	3,518	2,994
Total interest expense	10,756	9,532	8,421	7,027	5,920
Net interest income	8,831	8,631	8,237	7,810	7,604
Provision for loan losses	480	395	300	424	425
Net interest income after provision
for loan losses	8,351	8,236	7,937	7,386	7,179
Noninterest income
Insurance commissions	247	230	247	222	235
Service fee income	726	631	680	711	651
Mortgage origination revenue	5,945	6,584	6,098	7,304	7,113
Securities gains (losses)	-	-	(1,434)	39	5
Other income	136	142	(65)	189	211
Total noninterest income	7,054	7,587	5,526	8,465	8,215
Noninterest expense
Salaries and employee benefits	4,855	5,158	4,944	5,435	5,394
Net occupancy expense	570	571	510	479	463
Equipment expense	575	520	470	465	483
Professional fees	489	285	271	230	242
Postage expense	1,750	1,791	1,387	1,451	1,458
Advertising	1,314	1,339	1,168	1,164	1,222
Other expenses	2,018	1,854	1,689	1,654	1,613
Total noninterest expense	11,571	11,518	10,439	10,878	10,875
Income before income taxes	3,834	4,305	3,024	4,973	4,519
Income taxes	1,200	1,334	582	1,700	1,403
Net income	$2,634	$2,971	$2,442	$3,273	$3,116

Per Share Data
Basic earnings	$0.37	$0.42	$0.34	$0.46	$0.44
Diluted earnings	$0.37	$0.41	$0.34	$0.45	$0.43
Average shares outstanding
Basic	7,135,107	7,128,076	7,125,994	7,125,483	7,081,044
Diluted	7,193,407	7,192,924	7,198,068	7,211,331	7,205,377
Performance Ratios
Return on average equity	13.53%	15.60%	13.15%	18.24%	18.21%
Return on average assets	0.91%	1.05%	0.92%	1.33%	1.34%
Net interest margin - taxable equivalent	3.32%	3.39%	3.39%	3.47%	3.61%
Efficiency ratio consolidated (A)	70.69%	69.16%	65.50%	65.40%	66.98%
Efficiency ratio excluding mortgage banking (A)	54.33%	53.76%	50.73%	53.75%	54.15%

NOTE: (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended June 30, 2006

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$19,399	$412	$11	$(235)	$19,587
Interest expense	10,347	234	410	(235)	10,756
Net interest income	9,052	178	(399)	-	8,831
Provision for loan losses	330	150	-	-	480
Net interest income after provision
for loan losses	8,722	28	(399)	-	8,351
Noninterest income	923	5,945	1,651	(1,465)	7,054
Noninterest expense	5,153	5,974	1,909	(1,465)	11,571
Income before income taxes	4,492	(1)	(657)	-	3,834
Income taxes	1,462	7	(269)	-	1,200
Net income	$3,030	$(8)	$(388)	$-	$2,634
Intersegment revenue (expense)	$(1,148)	$(309)	$1,457	$-	$-
Average assets	$1,150,170	$17,998	$100,416	$(106,829)	$1,161,755

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Quarter Ended June 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$13,328	$485	$6	$(295)	$13,524
Interest expense	5,725	294	196	(295)	5,920
Net interest income	7,603	191	(190)	-	7,604
Provision for loan losses	345	80	-	-	425
Net interest income after provision
for loan losses	7,258	111	(190)	-	7,179
Noninterest income	905	7,113	1,380	(1,183)	8,215
Noninterest expense	4,374	6,055	1,629	(1,183)	10,875
Income before income taxes	3,789	1,169	(439)	-	4,519
Income taxes	1,221	414	(232)	-	1,403
Net income	$2,568	$755	$(207)	$-	$3,116
Intersegment revenue (expense)	$(820)	$(355)	$1,175	$-	$-
Average assets	$921,770	$23,838	$82,103	$(95,937)	$931,774

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Six Months Ended June 30, 2006

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$37,298	$974	$23	$(546)	$37,749
Interest expense	19,509	545	779	(546)	20,287
Net interest income	17,789	429	(756)	-	17,462
Provision for loan losses	655	220	-	-	875
Net interest income after provision
for loan losses	17,134	209	(756)	-	16,587
Noninterest income	1,733	12,529	3,342	(2,963)	14,641
Noninterest expense	10,145	12,206	3,701	(2,963)	23,089
Income before income taxes	8,722	532	(1,115)	-	8,139
Income taxes	2,776	208	(450)	-	2,534
Net income	$5,946	$324	$(665)	$-	$5,605
Intersegment revenue (expense)	$(2,251)	$(695)	$2,946	$-	$-
Average assets	$1,133,212	$20,286	$99,289	$(108,322)	$1,144,465

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Segment Information
For the Six Months Ended June 30, 2005

	Community	Mortgage	Parent
Dollars in thousands	Banking	Banking	and Other	Eliminations	Total

Condensed Statements of Income
Interest income	$25,532	$788	$12	$(515)	$25,817
Interest expense	10,695	513	365	(515)	11,058
Net interest income	14,837	275	(353)	-	14,759
Provision for loan losses	675	80	-	-	755
Net interest income after provision
for loan losses	14,162	195	(353)	-	14,004
Noninterest income	1,593	12,969	2,679	(2,359)	14,882
Noninterest expense	8,571	11,652	3,066	(2,359)	20,930
Income before income taxes	7,184	1,512	(740)	-	7,956
Income taxes	2,250	530	(351)	-	2,429
Net income	$4,934	$982	$(389)	$-	$5,527
Intersegment revenue (expense)	$(1,726)	$(618)	$2,344	$-	$-
Average assets	$902,753	$21,625	$80,699	$(92,887)	$912,190

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Assets	$1,179,648	$1,137,692	$1,109,532	$1,029,103	$946,487
Securities	238,382	233,805	223,772	215,757	209,561
Loans held for sale, net	9,702	12,343	16,585	12,695	16,994
Loans, net	866,680	825,022	793,767	729,431	659,792
Intangible assets	3,272	3,310	3,348	3,385	3,423
Retail deposits	570,731	560,551	545,104	521,503	487,885
Brokered time deposits	190,832	170,185	128,797	107,416	77,282
Short-term borrowings	164,185	136,483	182,028	139,681	127,974
Long-term borrowings and
subordinated debentures	167,168	183,136	170,501	179,383	176,796
Shareholders' equity	76,559	75,816	73,803	72,429	69,838

Book value per share	$10.73	$10.63	$10.36	$10.16	$9.80

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Commercial	$64,342	$66,564	$63,206	$60,723	$59,067
Commercial real estate	296,680	275,896	266,228	*	*
Construction and development	182,000	165,026	141,207	*	*
Residential real estate	288,991	282,013	285,597	*	*
Consumer	37,040	37,357	36,863	37,431	36,993
Other	6,188	6,382	8,598	8,824	9,233
Total loans	875,241	833,238	801,699	736,992	666,948
Less unearned fees and interest	1,767	1,731	1,780	1,640	1,459
Total loans net of unearned fees and interest	873,474	831,507	799,919	735,352	665,489
Less allowance for loan losses	6,794	6,485	6,152	5,921	5,697
Loans, net	$866,680	$825,022	$793,767	$729,431	$659,792

       * - Due to reclassification of real estate loans to include construction and development category, real estate loan balances prior to 12/31/05 conforming to the new classifications is not available.

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Non interest bearing checking	$66,071	$62,860	$62,631	$69,346	$63,207
Interest bearing checking	214,279	214,572	200,638	169,893	145,626
Savings	38,737	39,474	44,681	45,868	47,407
Time deposits	251,644	243,645	237,154	236,396	231,645
Total retail deposits	$570,731	$560,551	$545,104	$521,503	$487,885

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Mortgage Banking Segment Loan Activity

	For the Quarter Ended
Dollars in thousands	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Loans originated
Amount	$67,130	$72,967	$78,297	$83,860	$83,616
Number	1,222	1,386	1,443	1,567	1,578

Loans sold
Amount	$69,315	$76,375	$73,903	$87,071	$81,422
Number	1,304	1,421	1,376	1,566	1,549

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Net loan charge-off's	$171	$62	$70	$200	$44
Net loan charge-off's to average loans (annualized)	0.08%	0.03%	0.04%	0.11%	0.03%
Allowance for loan losses	$6,794	$6,485	$6,152	$5,921	$5,697
Allowance for loan losses as a percentage
of period end loans	0.77%	0.77%	0.75%	0.79%	0.83%
Nonperforming assets:
Nonperforming loans	$1,593	$1,972	$1,382	$1,017	$911
Foreclosed properties and
other repossessed assets	373	346	395	862	949
Nonaccrual securities	-	-	-	-	326
Total	$1,966	$2,318	$1,777	$1,879	$2,186

Nonperforming loans to period end loans	0.18%	0.23%	0.17%	0.14%	0.13%
Nonperforming assets to period end assets	0.17%	0.20%	0.16%	0.18%	0.23%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2006 vs Q2 2005
	Q2 2006			Q2 2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$858,645	$16,685	7.79%	$659,150	$11,096	6.75%
Tax-exempt	8,240	155	7.54%	8,976	164	7.33%
Securities
Taxable	190,214	2,250	4.74%	161,831	1,749	4.33%
Tax-exempt	45,890	801	7.00%	48,326	811	6.73%
Interest bearing deposits other banks
and Federal funds sold	986	14	5.70%	2,846	27	3.81%
Total interest earning assets	1,103,975	19,905	7.23%	881,129	13,847	6.30%

Noninterest earning assets
Cash & due from banks	14,059			16,058
Premises & equipment	23,586			20,686
Other assets	26,846			19,412
Allowance for loan losses	(6,711)			(5,511)
Total assets	$1,161,755			$931,774

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$214,908	$1,823	3.40%	$141,902	$600	1.70%
Savings deposits	37,381	74	0.79%	49,191	79	0.64%
Time deposits	430,360	4,511	4.20%	305,538	2,247	2.95%
Short-term borrowings	144,502	1,831	5.08%	135,016	1,055	3.13%
Long-term borrowings and
subordinated debentures	179,913	2,518	5.61%	165,157	1,939	4.71%
	1,007,064	10,757	4.28%	796,804	5,920	2.98%
Noninterest bearing liabilities
Demand deposits	66,496			59,073
Other liabilities	10,298			7,451
Total liabilities	1,083,858			863,328

Shareholders' equity	77,897			68,446
Total liabilities and
shareholders' equity	$1,161,755			$931,774

NET INTEREST EARNINGS		$9,148			$7,927

NET INTEREST YIELD ON EARNING ASSETS			3.32%			3.61%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2006 vs YTD 2005
	For the Six Months Ended June 30,			For the Six Months Ended June 30,
	2006			2005
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$844,093	$32,077	7.66%	$641,631	$20,998	6.60%
Tax-exempt	8,242	305	7.46%	9,041	328	7.32%
Securities
Taxable	188,414	4,385	4.69%	162,072	3,478	4.33%
Tax-exempt	44,988	1,568	7.03%	48,102	1,604	6.72%
Interest bearing deposits other banks
and Federal funds sold	1,629	37	4.58%	2,788	53	3.83%
Total interest earning assets	1,087,366	38,372	7.12%	863,634	26,461	6.18%

Noninterest earning assets
Cash & due from banks	14,259			15,294
Premises & equipment	23,475			20,714
Other assets	25,890			17,883
Allowance for loan losses	(6,525)			(5,335)
Total assets	$1,144,465			$912,190

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$209,565	$3,366	3.24%	$134,987	$1,025	1.53%
Savings deposits	40,209	147	0.74%	49,954	158	0.64%
Time deposits	402,422	8,048	4.03%	302,046	4,260	2.84%
Short-term borrowings	158,365	3,795	4.83%	126,006	1,809	2.90%
Long-term borrowings and
subordinated debentures	181,971	4,932	5.47%	167,814	3,806	4.57%
	992,532	20,288	4.12%	780,807	11,058	2.86%
Noninterest bearing liabilities
Demand deposits	64,906			57,610
Other liabilities	9,850			6,393
Total liabilities	1,067,288			844,810

Shareholders' equity	77,177			67,380
Total liabilities and
shareholders' equity	$1,144,465			$912,190

NET INTEREST EARNINGS		$18,084			$15,403

NET INTEREST YIELD ON EARNING ASSETS			3.35%			3.60%